Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors
ResMed Inc:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to a change in the method of accounting for goodwill.

/S/    KPMG

San Diego, California
October 28, 2002